Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-110549, 333-110547, 333-56646, 333-53648 and 333-48572) of Tvia, Inc. of our report dated June 17, 2005, relating to the financial statements, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
San Jose, California

November 22, 2006